Exhibit 99.1

August 4, 2015	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Brad Borror 918-588-7582

ONEOK Partners Announces Second-quarter 2015 Results

•	Natural gas liquids gathered and fractionated volumes increased 51 and 7 percent, respectively;

•	Natural gas gathered and processed volumes increased 17 and 16 percent, respectively;

•	Adjusted EBITDA increased 7 percent, all compared with second-quarter 2014 results; and

•	Operating income and equity in net earnings from investments increased 32 percent, compared with first-quarter 2015 results.

TULSA, Okla. - Aug. 4, 2015 - ONEOK Partners, L.P. (NYSE: OKS) today announced second-quarter 2015 financial results.

SECOND-QUARTER AND YEAR-TO-DATE 2015 FINANCIAL HIGHLIGHTS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Millions of dollars, except per unit and coverage ratio amounts)

Net income attributable to ONEOK Partners	$209.8	$214.4	$355.4	$479.8
Net income per limited partner unit	$0.44	$0.54	$0.65	$1.35
Adjusted EBITDA (a)	$387.3	$360.9	$711.6	$754.6
DCF (a)	$276.9	$272.0	$494.1	$570.2
Cash distribution coverage ratio (a)	0.88	1.02	0.74	1.14
(a) Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA); distributable cash flow (DCF); and cash distribution coverage ratio are non-GAAP measures. Reconciliations to relevant GAAP measures are attached to this news release.

“Our natural gas liquids and natural gas gathering and processing segments continued to see volume growth in the second quarter 2015, which we expect will ramp up more significantly in the second half of the year,” said Terry K. Spencer, president and chief executive officer of ONEOK Partners. “Based on our operating performance through the second quarter, we have increased confidence that we will reach our natural gas gathering and processing volume guidance expectations for the year and be within our 2015 financial guidance ranges. Continued producer activity in the high-return areas of the basin, flared natural gas inventory, new natural gas compression and a large backlog of uncompleted wells being added to our systems all in the

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ONEOK Partners Announces Second-quarter 2015 Results

August 4, 2015

Williston Basin, and new well connections in the Mid-Continent will be the largest contributors to these volumes.

“We’re seeing positive results from our recontracting efforts in the natural gas gathering and processing segment as we continue to focus on enhancing our fee-based asset mix by working with producers to convert existing percent-of-proceeds contracts to include a larger fee component,” said Spencer. “Our long-term goal is to increase the partnership’s overall fee-based margin mix to a level where we can maintain a 1.0 times coverage of our cash distributions in any commodity price environment.”

SECOND-QUARTER AND YEAR-TO-DATE 2015 FINANCIAL PERFORMANCE

Second-quarter 2015 results increased compared with the second quarter 2014, due primarily to higher natural gas liquids (NGL) and natural gas volumes at the partnership.

Variances in financial performance in the first six months of 2015, compared with the same period in 2014, are primarily a reflection of significantly higher weather-related seasonal demand in the Midwest, resulting in higher prices for propane and natural gas, due to severely cold weather during the first quarter 2014 and sustained lower commodity prices through the first half of 2015.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Millions of dollars)

Operating income	$271.7	$262.2	$468.6	$555.0
Operating costs	$166.6	$160.6	$344.8	$310.8
Depreciation and amortization	$86.2	$71.4	$172.0	$138.2
Equity in net earnings from investments	$30.0	$25.4	$61.0	$59.1
Capital expenditures	$285.4	$389.4	$628.4	$792.4

Increases in second-quarter 2015 operating income reflect:

•
Higher NGL exchange-services volumes from recently connected natural gas processing plants in the Williston Basin, Powder River Basin and Mid-Continent regions, and additional revenues from minimum volume obligations;

•	Higher NGL transportation margins, primarily from the acquisition of the West Texas LPG pipeline system; and

•
Higher margins due to changes in contract mix and higher natural gas volumes gathered, processed and sold, and higher NGL volumes sold, in the natural gas gathering and processing segment; offset partially by

•	Lower net realized NGL, natural gas and condensate prices.

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ONEOK Partners Announces Second-quarter 2015 Results

August 4, 2015

Operating costs and depreciation and amortization increased in the second quarter 2015, compared with the same period last year, due primarily to the growth of the partnership’s operations related to completed capital-growth projects and acquisitions.

Second-quarter 2015 equity in net earnings from investments increased, compared with the second quarter 2014, due primarily to higher volumes delivered to the Overland Pass Pipeline from the Bakken NGL Pipeline.

2015 SECOND-QUARTER EARNINGS PRESENTATION AND KEY STATISTICS:

Additional financial and operating information that will be discussed on the second-quarter 2015 conference call is accessible on ONEOK Partners’ website, www.oneokpartners.com, or by selecting the links below.

> View earnings presentation

> View earnings tables

ONEOK PARTNERS HIGHLIGHTS:

•
Reaffirming its 2015 adjusted EBITDA guidance range of $1.51 billion to $1.73 billion; its DCF guidance range of $1.08 billion to $1.26 billion; and its net income guidance range of $845 million to $1.01 billion provided on Feb. 23, 2015;

•
Announcing in July the WesTex Transmission Pipeline expansion, an investment of $70 million to $100 million to construct two compressor stations and upgrade three existing compressor stations. The expansion project will complement the Roadrunner Gas Transmission pipeline joint venture and provide markets in Mexico access to upstream supply basins in West Texas and the Mid-Continent;

•	Adding two new third-party natural gas processing plant connections to the partnership’s NGL system, one each in the Williston Basin and Mid-Continent;

•	Adding two new compressor stations totaling 28,000 horsepower to the partnership’s natural gas gathering system, both in McKenzie County, North Dakota;

•
Completing the sale of approximately 5.5 million common units through the partnership’s at-the-market (ATM) equity program in the second quarter. The net proceeds, including ONEOK’s contribution to maintain its 2 percent general partner interest, were approximately $208.1 million, which resulted in ONEOK’s aggregate ownership interest in ONEOK Partners decreasing to 36.8 percent at June 30, 2015, from 37.6 percent at March 31, 2015. As of June 30, 2015, the partnership had approximately $238 million of common units available to issue through its $650 million ATM program; and

•	Declaring in July 2015 a second-quarter 2015 distribution of 79 cents per unit, or $3.16 per unit on an annualized basis, a 4 percent increase compared with the second quarter 2014.

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ONEOK Partners Announces Second-quarter 2015 Results

August 4, 2015

BUSINESS-SEGMENT RESULTS:

Key financial and operating statistics are listed on page 18 in the tables.

Natural Gas Liquids Segment

The natural gas liquids segment benefited from volume growth of NGLs gathered and fractionated during the second quarter 2015 and through the first six months of the year. NGLs transported on gathering lines increased approximately 50 percent for each period compared with 2014, primarily due to new Permian Basin volumes transported on the acquired West Texas LPG pipeline system. Recently connected natural gas processing plants across ONEOK Partners’ system, including two new third-party plant connections in the second quarter, also contributed to volume growth. NGLs fractionated increased 7 percent for the second quarter 2015, compared with 2014.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Millions of dollars)

Operating income	$196.5	$159.0	$342.1	$335.7
Operating costs	$77.4	$76.1	$159.7	$141.2
Depreciation and amortization	$39.4	$31.1	$78.7	$58.2
Equity in net earnings from investments	$9.7	$4.5	$16.7	$9.2

The increase in second-quarter 2015 operating income, compared with the second quarter 2014, primarily reflects:

•
A $57.2 million increase in exchange-services margins, resulting primarily from increased volumes from recently connected natural gas processing plants in the Williston Basin, Powder River Basin and Mid-Continent regions, and higher revenues from customers with minimum volume obligations; and

•	A $22.2 million increase in transportation margins, primarily from new Permian Basin NGL volumes from the acquired West Texas LPG pipeline system; offset partially by

•	A $19.1 million decrease related to lower isomerization volumes, resulting from narrower NGL product price differentials between normal butane and iso-butane; and

•
A $9.7 million decrease in optimization and marketing margins, which resulted from a $14.3 million decrease due primarily to narrower realized NGL product price differentials and a $1.0 million decrease in marketing margins, offset partially by a $5.7 million increase due primarily to wider NGL location price differentials.

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ONEOK Partners Announces Second-quarter 2015 Results

August 4, 2015

The increase in operating income for the six-month 2015 period, compared with the same period last year, primarily reflects:

•
A $122.2 million increase in exchange-services margins, resulting primarily from increased volumes from recently connected natural gas processing plants, higher fees for exchange-services activities resulting from contract negotiations, and higher revenues from minimum volume obligations; and

•	A $41.0 million increase in transportation margins, primarily from higher volumes on the acquired West Texas LPG pipeline system; offset partially by

•	An $83.0 million decrease in optimization and marketing margins related primarily to the increased demand for propane experienced during the first quarter 2014;

•	A $20.4 million decrease related to lower isomerization volumes; and

•	A $10.5 million decrease resulting from ethane rejection, which impacted NGL volumes.

Operating costs and depreciation and amortization increased in the three- and six-month 2015 periods, compared with the same periods in 2014, due primarily to completed capital-growth projects and acquisitions.

Equity in net earnings from investments increased in the three- and six-month 2015 periods, compared with the same periods in 2014, due primarily to higher volumes delivered to the Overland Pass Pipeline from the Bakken NGL Pipeline.

Natural Gas Pipelines Segment

The natural gas pipelines segment experienced fairly normal operating conditions during the second quarter 2015. Variances in financial performance between the six-month 2015 period and the same period in 2014 were primarily a reflection of significantly higher weather-related seasonal demand resulting in higher natural gas prices during the first quarter 2014.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Millions of dollars)

Operating income	$38.1	$37.3	$69.2	$92.4
Operating costs	$25.2	$27.3	$52.4	$54.7
Depreciation and amortization	$10.8	$10.9	$21.6	$21.7
Equity in net earnings from investments	$15.4	$15.9	$35.1	$39.3

Operating income, operating costs, depreciation and amortization, and equity in net earnings from investments were relatively flat in the second quarter 2015, compared with the second quarter 2014.

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ONEOK Partners Announces Second-quarter 2015 Results

August 4, 2015

The decrease in operating income for the six-month 2015 period, compared with the same period in 2014, primarily reflects:

•
A $13.0 million decrease from lower short-term natural gas storage services, due primarily to increased weather-related seasonal demand associated with severely cold weather in the first quarter 2014; and

•	A $9.1 million decrease from lower net retained fuel due to lower natural gas prices and lower natural gas volumes retained; offset partially by

•	A $4.6 million increase due to higher transportation revenues, primarily from increased rates on intrastate pipelines and higher rates at Viking Gas Transmission Company.

Operating costs decreased for the six-month 2015 period, compared with the same period in 2014, primarily as a result of lower costs for materials and supplies.

Equity in net earnings from investments decreased for the six-month 2015 period, compared with the same period in 2014, due primarily to decreased natural gas park-and-loan services on Northern Border Pipeline, resulting from increased weather-related seasonal demand due to severely cold weather in the first quarter 2014.

Natural Gas Gathering and Processing Segment

The natural gas gathering and processing segment experienced significant volume growth in the second quarter 2015 and through the first six months of the year, primarily from the completion of growth projects in the Williston Basin and Mid-Continent areas. Natural gas gathered volumes increased more than 17 percent for each period, and natural gas processed volumes increased approximately 16 percent and 22 percent in the three- and six-month 2015 periods, respectively, compared with 2014. Despite this volume growth, the segment continued to experience impacts from sustained lower commodity prices throughout the first half of 2015.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(Millions of dollars)

Operating income	$37.8	$66.1	$57.5	$126.0
Operating costs	$63.5	$59.4	$132.8	$124.2
Depreciation and amortization	$36.0	$29.4	$71.7	$58.3
Equity in net earnings from investments	$4.9	$5.1	$9.2	$10.6

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ONEOK Partners Announces Second-quarter 2015 Results

August 4, 2015

The decrease in second-quarter 2015 operating income, compared with the second quarter 2014, primarily reflects:

•	A $45.6 million decrease due primarily to lower net realized NGL, natural gas and condensate prices; offset partially by

•
A $16.3 million increase due primarily to natural gas volume growth in the Williston Basin and Cana-Woodford Shale, resulting in higher natural gas volumes gathered, compressed, processed, transported and sold, higher NGL volumes sold and higher fees; and

•	An $11.5 million increase due primarily to changes in contract mix resulting from higher fees.

Operating income for the six-month 2015 period decreased, compared with the same period last year, which reflects:

•	A $99.4 million decrease due primarily to lower net realized NGL, natural gas and condensate prices; offset partially by

•
A $33.3 million increase due primarily to natural gas volume growth in the Williston Basin and Cana-Woodford Shale, resulting in higher natural gas volumes gathered, compressed, processed, transported and sold, higher NGL volumes sold and higher fees; and

•	A $19.4 million increase due primarily to changes in contract mix resulting from higher fees.

Operating costs and depreciation and amortization increased in the three- and six-month 2015 periods, compared with the same periods in 2014, due primarily to completed capital-growth projects.

The following table contains equity-volume information for the periods indicated:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Equity-Volume Information (a)	2015	2014	2015	2014

NGL sales (MBbl/d)	21.1	15.9	19.0	16.8
Condensate sales (MBbl/d)	3.1	3.1	3.1	3.3
Residue natural gas sales (BBtu/d)	155.5	105.3	144.3	96.9
(a) - Includes volumes for consolidated entities only.

The natural gas gathering and processing segment is exposed to commodity price risk as a result of percent-of-proceeds contracts, where the segment receives a percentage of volumes processed, or equity volumes, in exchange for services. ONEOK Partners is actively pursuing

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ONEOK Partners Announces Second-quarter 2015 Results

August 4, 2015

opportunities to convert its percent-of-proceeds contracts to fee-based contracts or increase the fee component of these contracts.

The partnership executes hedges to mitigate its commodity price risk. The tables below provide hedging information as of July 2015 for equity volumes in the natural gas gathering and processing segment in the periods indicated. NGLs hedged reflect propane, normal butane, iso-butane and natural gasoline only. The ethane component of the natural gas gathering and processing segment’s equity NGL volume is not expected to significantly impact the results of operations.

	Six Months Ending December 31, 2015
	Volumes Hedged	Average Price		Percentage Hedged
NGLs - excluding ethane (MBbl/d) - Conway/Mont Belvieu	14.1	$0.66	/ gallon	72%
Condensate (MBbl/d) - WTI-NYMEX	2.0	$55.14	/ Bbl	68%
Natural gas (BBtu/d) - NYMEX and basis	123.0	$3.88	/ MMBtu	88%

	Year Ending December 31, 2016
	Volumes Hedged	Average Price		Percentage Hedged
NGLs - excluding ethane (MBbl/d) - Conway/Mont Belvieu	3.9	$0.58	/ gallon	18%
Condensate (MBbl/d) - WTI-NYMEX	1.5	$62.65	/ Bbl	45%
Natural gas (BBtu/d) - NYMEX and basis	107.9	$3.10	/ MMBtu	69%

All of the natural gas gathering and processing segment’s commodity price sensitivities are estimated as a hypothetical change in the price of natural gas, NGLs and crude oil as of June 30, 2015, excluding the effects of hedging and assuming normal operating conditions. Condensate sales are based on the price of crude oil.

The natural gas gathering and processing segment estimates the following sensitivities:

•	A 10-cent-per-MMBtu change in the price of residue natural gas would change 12-month forward net margin by approximately $5.3 million;

•	A 1-cent-per-gallon change in the composite price of NGLs would change 12-month forward net margin by approximately $4.0 million; and

•	A $1.00-per-barrel change in the price of crude oil would change 12-month forward net margin by approximately $1.7 million.

These estimates do not include any effects on demand for ONEOK Partners’ services or natural gas processing plant operations that might be caused by, or arise in conjunction with, price changes. For example, a change in the gross processing spread may cause a change in the

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ONEOK Partners Announces Second-quarter 2015 Results

August 4, 2015

amount of ethane extracted from the natural gas stream affecting natural gas gathering and processing margins for certain contracts.

GROWTH ACTIVITIES:

The natural gas liquids segment completed the following projects in 2014 and 2015:

Completed Projects	Location	Capacity	Approximate Costs (a)	Completion Date
			(In millions)
Ethane/Propane Splitter	Texas Gulf Coast	40 MBbl/d	$46	March 2014
Sterling III Pipeline and reconfigure Sterling I and II	Mid-Continent Region	193 MBbl/d	$808	March 2014
Bakken NGL Pipeline expansion - Phase I	Rocky Mountain Region	75 MBbl/d	$75-$90	September 2014
Niobrara NGL Lateral	Powder River Basin	90 miles	$70-$75	September 2014
West Texas LPG pipeline system (b)	Permian Basin	2,600 miles	$800	November 2014
MB-3 Fractionator	Texas Gulf Coast	75 MBbl/d	$520-$540	December 2014
NGL Pipeline and Hutchinson Fractionator infrastructure	Mid-Continent Region	95 miles	$110-$125	April 2015
(a) Excludes AFUDC.
(b) Acquisition.

The partnership has announced approximately $190 million to $220 million of capital-growth projects in the natural gas liquids segment, which include the following:

Projects in Progress	Location	Capacity	Approximate Costs (a)	Expected Completion Date
(In millions)
Bakken NGL Pipeline expansion - Phase II	Rocky Mountain Region	25 MBbl/d	$100	Second quarter 2016
Bear Creek NGL infrastructure	Williston Basin	40 miles	$35-$45	Third quarter 2016
Bronco NGL infrastructure	Powder River Basin	65 miles	$45-$60	Suspended
Demicks Lake NGL infrastructure	Williston Basin	12 miles	$10-$15	Suspended
(a) Excludes AFUDC.

The partnership has announced approximately $520 million to $600 million of projects in the natural gas pipelines segment, which include the Roadrunner Gas Transmission pipeline system, a 50 percent-owned joint venture equity method investment project and the WesTex Transmission Pipeline expansion, a wholly owned project.

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ONEOK Partners Announces Second-quarter 2015 Results

August 4, 2015

Projects in Progress	Location	Capacity	Approximate Costs (a)	Expected Completion Date
(In millions)
WesTex Transmission Pipeline Expansion	Permian Basin	260 MMcf/d	$70-$100	First quarter 2017
Roadrunner Gas Transmission Pipeline - Phases I, II, III (b)	Permian Basin	640 MMcf/d	$450-$500	Various
-Phase I	Permian Basin	170 MMcf/d	$200-$220	First quarter 2016
-Phase II	Permian Basin	400 MMcf/d	$220-$240	First quarter 2017
-Phase III	Permian Basin	70 MMcf/d	$30-$40	2019
(a) Excludes AFUDC.
(b) 50-50 joint venture. Approximate costs represent total project costs.

The natural gas gathering and processing segment completed the following projects in 2014:

Completed Projects	Location	Capacity	Approximate Costs (a)	Completion Date
(In millions)
Rocky Mountain Region
Garden Creek II processing plant and infrastructure	Williston Basin	100 MMcf/d	$300-$310	August 2014
Garden Creek III processing plant and infrastructure	Williston Basin	100 MMcf/d	$300-$310	October 2014
Mid-Continent Region
Canadian Valley processing plant and infrastructure	Cana-Woodford Shale	200 MMcf/d	$255	March 2014
(a) Excludes AFUDC.

The partnership has announced approximately $1.8 billion to $2.6 billion of capital-growth projects in the natural gas gathering and processing segment, which include the following:

Projects in Progress	Location	Capacity	Approximate Costs (a)	Expected Completion Date
(In millions)
Rocky Mountain Region
Sage Creek infrastructure	Powder River Basin	Various	$50	Fourth quarter 2015
Natural gas compression	Williston Basin	100 MMcf/d	$80-$100	Fourth quarter 2015
Lonesome Creek processing plant and infrastructure	Williston Basin	200 MMcf/d	$550-$680	Fourth quarter 2015
Stateline de-ethanizers	Williston Basin	26 MBbl/d	$60-$80	Third quarter 2016
Bear Creek processing plant and infrastructure	Williston Basin	80 MMcf/d	$230-$330	Third quarter 2016
Bronco processing plant and infrastructure	Powder River Basin	50 MMcf/d	$130-$200	Suspended
Demicks Lake processing plant and infrastructure	Williston Basin	200 MMcf/d	$475-$670	Suspended
Mid-Continent Region
Knox processing plant and infrastructure	SCOOP	200 MMcf/d	$240-$470	Suspended
(a) Excludes AFUDC.

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ONEOK Partners Announces Second-quarter 2015 Results

August 4, 2015

EARNINGS CONFERENCE CALL AND WEBCAST:

ONEOK Partners and ONEOK executive management will conduct a joint conference call at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time) on Wednesday, August 5, 2015. The call also will be carried live on ONEOK Partners’ and ONEOK’s websites.

To participate in the telephone conference call, dial 888-263-2884, pass-code 5859762, or log on to www.oneokpartners.com or www.oneok.com.

If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK Partners’ website, www.oneokpartners.com, and ONEOK’s website, www.oneok.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass-code 5859762.

LINKS TO EARNINGS TABLES AND PRESENTATION:

Tables:
http://www.oneok.com/~/media/ONEOKPartners/EarningsTables/2015/OKS_Q2_2015_earnings_7JKSP84.ashx

Presentation:
http://www.oneok.com/~/media/ONEOK/EarningsTables/2015/OKE_OKS_Q2_2015_EarningsPresentation_HD94J2.ashx

NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES:

ONEOK Partners has disclosed in this news release adjusted EBITDA, DCF, distributable cash flow to limited partners per limited partner unit and cash distribution coverage ratio, which are non-GAAP financial metrics, used to measure the partnership’s financial performance and are defined as follows:

•	Adjusted EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, income taxes and allowance for equity funds used during construction and certain other items;

•
DCF is defined as adjusted EBITDA, computed as described above, less interest expense, maintenance capital expenditures and equity earnings from investments, adjusted for cash distributions received and certain other items;

•
Distributable cash flow to limited partners per limited partner unit is computed as DCF less distributions declared to the general partner in the period, divided by the weighted-average number of units outstanding in the period; and

•	Cash distribution coverage ratio is defined as distributable cash flow to limited partners per limited partner unit divided by the distribution declared per limited partner unit for the period.

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ONEOK Partners Announces Second-quarter 2015 Results

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The partnership believes the non-GAAP financial measures described above are useful to investors because they are used by many companies in its industry to measure financial performance and are commonly employed by financial analysts and others to evaluate the financial performance of the partnership and to compare the financial performance of the partnership with the performance of other publicly traded partnerships within its industry.

Adjusted EBITDA, DCF, distributable cash flow to limited partners and cash distribution coverage ratio per limited partner unit should not be considered alternatives to net income, earnings per unit or any other measure of financial performance presented in accordance with GAAP.

These non-GAAP financial measures exclude some, but not all, items that affect net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies. Furthermore, these non-GAAP measures should not be viewed as indicative of the actual amount of cash that is available for distributions or that is planned to be distributed in a given period, nor do they equate to available cash as defined in the partnership agreement.

ONEOK Partners, L.P. (pronounced ONE-OAK) (NYSE: OKS) is one of the largest publicly traded master limited partnerships in the United States and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a pure-play publicly traded general partner, which owns 36.8 percent of the overall partnership interest, as of June 30, 2015.

For more information, visit the website at www.oneokpartners.com.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

Some of the statements contained and incorporated in this news release are forward-looking statements as defined under federal securities laws. The forward-looking statements relate to our anticipated financial performance (including projected operating income, net income, capital expenditures, cash flow and projected levels of distributions), liquidity, management’s plans and objectives for our future growth projects and other future operations (including plans to construct additional natural gas and natural gas liquids pipelines and processing facilities and related cost estimates), our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under federal securities legislation and other applicable laws. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to

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ONEOK Partners Announces Second-quarter 2015 Results

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specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	the effects of weather and other natural phenomena, including climate change, on our operations, demand for our services and energy prices;

•
competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel;

•	the capital intensive nature of our businesses;

•	the profitability of assets or businesses acquired or constructed by us;

•	our ability to make cost-saving changes in operations;

•	risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;

•	the uncertainty of estimates, including accruals and costs of environmental remediation;

•	the timing and extent of changes in energy commodity prices;

•
the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, climate change initiatives and authorized rates of recovery of natural gas and natural gas transportation costs;

•
the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers’ desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities;

•	difficulties or delays experienced by trucks, railroads or pipelines in delivering products to or from our terminals or pipelines;

•	changes in demand for the use of natural gas, NGLs and crude oil because of market conditions caused by concerns about climate change;

•	conflicts of interest between us, our general partner, ONEOK Partners GP, and related parties of ONEOK Partners GP;

•	the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control;

•
our indebtedness could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt or have other adverse consequences;

•	actions by rating agencies concerning the credit ratings of us or the parent of our general partner;

•
the results of administrative proceedings and litigation, regulatory actions, rule changes and receipt of expected clearances involving the any local, state or federal regulatory body, including the FERC, the National Transportation Safety Board, the PHMSA, the EPA and CFTC;

•	our ability to access capital at competitive rates or on terms acceptable to us;

•
risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling or extended periods of ethane rejection;

•	the risk that material weaknesses or significant deficiencies in our internal control over financial reporting could emerge or that minor problems could become significant;

•	the impact and outcome of pending and future litigation;

•	the ability to market pipeline capacity on favorable terms, including the effects of:

–	future demand for and prices of natural gas, NGLs and crude oil;

–	competitive conditions in the overall energy market;

–	availability of supplies of Canadian and United States natural gas and crude oil; and

–	availability of additional storage capacity;

•	performance of contractual obligations by our customers, service providers, contractors and shippers;

•	the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances;

•
our ability to acquire all necessary permits, consents and other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems;

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ONEOK Partners Announces Second-quarter 2015 Results

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•	the mechanical integrity of facilities operated;

•	demand for our services in the proximity of our facilities;

•	our ability to control operating costs;

•	acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers’ or shippers’ facilities;

•	economic climate and growth in the geographic areas in which we do business;

•	the risk of a prolonged slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets;

•	the impact of recently issued and future accounting updates and other changes in accounting policies;

•	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;

•	the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;

•
risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

•	the impact of uncontracted capacity in our assets being greater or less than expected;

•	the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates;

•	the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines;

•	the efficiency of our plants in processing natural gas and extracting and fractionating NGLs;

•	the impact of potential impairment charges;

•	the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;

•	our ability to control construction costs and completion schedules of our pipelines and other projects; and

•	the risk factors listed in the reports we have filed and may file with the SEC, which are incorporated by reference.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Part I, Item 1A, Risk Factors, in our most recent Annual Report and in our other filings that we make with the Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov and our website at www.oneokpartners.com. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Any such forward-looking statement speaks only as of the date on which such statement is made, and, other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

###

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ONEOK Partners Announces Second-quarter 2015 Results

August 4, 2015

ONEOK Partners, L.P. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Unaudited)	2015	2014	2015	2014
	(Thousands of dollars, except per unit amounts)

Revenues
Commodity sales	$1,722,254	$2,715,109	$3,157,970	$5,521,838
Services	405,253	350,626	774,296	706,200
Total revenues	2,127,507	3,065,735	3,932,266	6,228,038
Cost of sales and fuel	1,603,093	2,571,402	2,946,957	5,224,071
Net margin	524,414	494,333	985,309	1,003,967
Operating expenses
Operations and maintenance	143,131	142,664	298,252	273,182
Depreciation and amortization	86,199	71,447	172,046	138,182
General taxes	23,481	17,981	46,519	37,646
Total operating expenses	252,811	232,092	516,817	449,010
Gain (loss) on sale of assets	122	(16)	116	(1)
Operating income	271,725	262,225	468,608	554,956
Equity in net earnings from investments	30,040	25,435	60,961	59,094
Allowance for equity funds used during construction	742	1,253	1,541	12,224
Other income	24	3,189	2,547	4,522
Other expense	(1,953)	(1,389)	(2,578)	(2,158)
Interest expense (net of capitalized interest of $9,927, $11,375, $17,157 and $27,143, respectively)	(86,492)	(73,008)	(167,201)	(141,284)
Income before income taxes	214,086	217,705	363,878	487,354
Income taxes	(2,476)	(3,194)	(5,236)	(7,375)
Net income	211,610	214,511	358,642	479,979
Less: Net income attributable to noncontrolling interests	1,840	77	3,278	153
Net income attributable to ONEOK Partners, L.P.	$209,770	$214,434	$355,364	$479,826

Limited partners’ interest in net income:
Net income attributable to ONEOK Partners, L.P.	$209,770	$214,434	$355,364	$479,826
General partner’s interest in net income	(95,989)	(84,669)	(188,790)	(161,901)
Limited partners’ interest in net income	$113,781	$129,765	$166,574	$317,925

Limited partners’ net income per unit, basic and diluted	$0.44	$0.54	$0.65	$1.35

Number of units used in computation (thousands)	257,179	240,503	255,627	236,361

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ONEOK Partners Announces Second-quarter 2015 Results

August 4, 2015

ONEOK Partners, L.P. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
	June 30,	December 31,
(Unaudited)	2015	2014
Assets	(Thousands of dollars)
Current assets
Cash and cash equivalents	$53,125	$42,530
Accounts receivable, net	683,674	735,830
Affiliate receivables	1,790	8,553
Natural gas and natural gas liquids in storage	150,137	134,134
Commodity imbalances	31,246	64,788
Materials and supplies	60,505	55,833
Other current assets	56,811	44,385
Total current assets	1,037,288	1,086,053

Property, plant and equipment
Property, plant and equipment	13,949,876	13,377,617
Accumulated depreciation and amortization	1,995,905	1,842,084
Net property, plant and equipment	11,953,971	11,535,533

Investments and other assets
Investments in unconsolidated affiliates	1,146,407	1,132,653
Goodwill and intangible assets	830,827	822,358
Other assets	28,160	23,803
Total investments and other assets	2,005,394	1,978,814
Total assets	$14,996,653	$14,600,400

Liabilities and equity
Current liabilities
Current maturities of long-term debt	$657,650	$7,650
Notes payable	870,484	1,055,296
Accounts payable	687,321	874,692
Affiliate payables	28,304	36,106
Commodity imbalances	91,605	104,650
Accrued interest	102,196	91,990
Other current liabilities	127,067	165,672
Total current liabilities	2,564,627	2,336,056

Long-term debt, excluding current maturities	6,145,972	6,004,232

Deferred credits and other liabilities	146,320	141,337

Commitments and contingencies

Equity
ONEOK Partners, L.P. partners’ equity:
General partner	215,351	211,914
Common units: 187,978,848 and 180,826,973 units issued and outstanding at June 30, 2015 and December 31, 2014, respectively	4,562,203	4,456,372
Class B units: 72,988,252 units issued and outstanding at June 30, 2015 and December 31, 2014	1,306,711	1,374,375
Accumulated other comprehensive loss	(111,090)	(91,823)
Total ONEOK Partners, L.P. partners’ equity	5,973,175	5,950,838
Noncontrolling interests in consolidated subsidiaries	166,559	167,937
Total equity	6,139,734	6,118,775
Total liabilities and equity	$14,996,653	$14,600,400

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ONEOK Partners Announces Second-quarter 2015 Results

August 4, 2015

ONEOK Partners, L.P. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS	Six Months Ended
	June 30,
(Unaudited)	2015	2014
	(Thousands of dollars)
Operating activities
Net income	$358,642	$479,979
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	172,046	138,182
Allowance for equity funds used during construction	(1,541)	(12,224)
Loss (gain) on sale of assets	(116)	1
Deferred income taxes	3,983	3,402
Equity in net earnings from investments	(60,961)	(59,094)
Distributions received from unconsolidated affiliates	61,969	61,200
Changes in assets and liabilities:
Accounts receivable	51,062	23,674
Affiliate receivables	6,763	845
Natural gas and natural gas liquids in storage	(16,003)	(146,830)
Accounts payable	(126,645)	68,045
Affiliate payables	(7,802)	(7,678)
Commodity imbalances, net	20,497	(18,710)
Accrued interest	10,206	(497)
Risk management assets and liabilities	(66,298)	(12,200)
Other assets and liabilities, net	(25,535)	15,983
Cash provided by operating activities	380,267	534,078

Investing activities
Capital expenditures (less allowance for equity funds used during construction)	(628,396)	(792,414)
Cash paid for acquisitions	—	(14,000)
Contributions to unconsolidated affiliates	(33,222)	(1,063)
Distributions received from unconsolidated affiliates in excess of cumulative earnings	18,814	16,449
Proceeds from sale of assets	691	319
Other	(12,607)	—
Cash used in investing activities	(654,720)	(790,709)

Financing activities
Cash distributions:
General and limited partners	(593,435)	(493,049)
Noncontrolling interests	(4,694)	(181)
Borrowing (repayment) of notes payable, net	(184,812)	—
Issuance of long-term debt, net of discounts	798,896	—
Debt financing costs	(7,850)	—
Repayment of long-term debt	(3,825)	(3,825)
Issuance of common units, net of issuance costs	275,098	878,765
Contribution from general partner	5,670	18,420
Cash provided by financing activities	285,048	400,130
Change in cash and cash equivalents	10,595	143,499
Cash and cash equivalents at beginning of period	42,530	134,530
Cash and cash equivalents at end of period	$53,125	$278,029

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ONEOK Partners Announces Second-quarter 2015 Results

August 4, 2015

ONEOK Partners, L.P. and Subsidiaries
INFORMATION AT A GLANCE
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Unaudited)	2015	2014	2015	2014
	(Millions of dollars, except as noted)
Natural Gas Liquids
Net margin	$313.4	$266.1	$580.6	$535.1
Operating costs	$77.4	$76.0	$159.7	$141.2
Depreciation and amortization	$39.4	$31.1	$78.7	$58.2
Operating income	$196.5	$159.0	$342.1	$335.7
Equity in net earnings from investments	$9.7	$4.5	$16.7	$9.2
NGL sales (MBbl/d)	723	603	643	583
NGLs transported-gathering lines (MBbl/d) (a)	784	520	746	498
NGLs fractionated (MBbl/d) (b)	554	520	515	496
NGLs transported-distribution lines (MBbl/d) (a)	420	431	404	430
Average Conway-to-Mont Belvieu OPIS price differential - ethane in ethane/propane mix ($/gallon)	$0.02	$0.03	$0.01	$0.08
Capital expenditures - growth	$48.3	$196.9	$114.6	$457.8
Capital expenditures - maintenance	$10.8	$13.8	$18.0	$25.9
(a) - Includes volumes for consolidated entities only.
(b) - Includes volumes at company-owned and third-party facilities.

Natural Gas Pipelines
Net margin	$74.1	$75.5	$143.2	$169.0
Operating costs	$25.2	$27.3	$52.4	$54.8
Depreciation and amortization	$10.8	$10.9	$21.6	$21.7
Operating income	$38.1	$37.3	$69.2	$92.4
Equity in net earnings from investments	$15.4	$15.9	$35.1	$39.3
Natural gas transportation capacity contracted (MDth/d) (a)	5,714	5,691	5,826	5,778
Transportation capacity contracted (a)	90%	90%	92%	91%
Capital expenditures - growth	$8.3	$2.2	$9.2	$4.4
Capital expenditures - maintenance	$7.3	$6.5	$16.0	$10.9
(a) - Includes volumes for consolidated entities only.

Natural Gas Gathering and Processing
Net margin	$137.1	$154.9	$261.8	$308.5
Operating costs	$63.5	$59.4	$132.8	$124.2
Depreciation and amortization	$36.0	$29.4	$71.7	$58.3
Operating income	$37.8	$66.1	$57.5	$126.0
Equity in net earnings from investments	$4.9	$5.1	$9.2	$10.6
Natural gas gathered (BBtu/d) (a)	1,926	1,646	1,867	1,573
Natural gas processed (BBtu/d) (a) (b)	1,677	1,447	1,651	1,358
NGL sales (MBbl/d) (a)	127	98	117	94
Residue natural gas sales (BBtu/d) (a)	864	683	823	626
Realized composite NGL net sales price ($/gallon) (a) (c) (d)	$0.38	$0.96	$0.38	$1.00
Realized condensate net sales price ($/Bbl) (a) (c) (e)	$35.46	$77.46	$32.89	$76.80
Realized residue gas net sales price ($/MMBtu) (a) (c)	$3.38	$4.07	$3.65	$3.85
Average fee rate ($/MMBtu) (a)	$0.39	$0.34	$0.37	$0.36
Capital expenditures - growth	$195.5	$159.5	$440.5	$272.7
Capital expenditures - maintenance	$9.9	$8.7	$20.2	$18.4
(a) - Includes volumes for consolidated entities only.
(b) - Includes volumes at company-owned and third-party facilities.
(c) - Includes the impact of hedging activities on ONEOK Partners’ equity volumes.
(d) - Net of transportation and fractionation costs.
(e) - Net of transportation costs.

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ONEOK Partners Announces Second-quarter 2015 Results

August 4, 2015

ONEOK Partners, L.P. and Subsidiaries
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Unaudited)	2015	2014	2015	2014

Reconciliation of Net Income to Adjusted EBITDA and Distributable Cash Flow
Net income	$211,610	$214,511	$358,642	$479,979
Interest expense	86,492	73,008	167,201	141,284
Depreciation and amortization	86,199	71,447	172,046	138,182
Income taxes	2,476	3,194	5,236	7,375
Allowance for equity funds used during construction and other non-cash items	500	(1,253)	8,450	(12,224)
Adjusted EBITDA	387,277	360,907	711,575	754,596
Interest expense	(86,492)	(73,008)	(167,201)	(141,284)
Maintenance capital	(31,978)	(30,710)	(63,995)	(57,562)
Equity in net earnings from investments	(30,040)	(25,435)	(60,961)	(59,094)
Distributions received from unconsolidated affiliates	41,354	42,579	80,783	77,649
Other	(3,194)	(2,334)	(6,063)	(4,154)
Distributable cash flow	$276,927	$271,999	$494,138	$570,151

Distributions to general partner	(97,875)	(85,882)	(193,719)	(162,804)
Distributable cash flow to limited partners	$179,052	$186,117	$300,419	$407,347

Distributions declared per limited partner unit	$0.79	$0.76	$1.58	$1.51
Coverage ratio	0.88	1.02	0.74	1.14

Number of units used in computation (thousands)	257,179	240,503	255,627	236,361